Exhibit 24.1

RAIT FINANCIAL TRUST

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned trustees and officers of RAIT FINANCIAL TRUST (“RAIT”) hereby constitute and appoint each of Jack E. Salmon, Raphael Licht and Ellen J. DiStefano as the true and lawful agent and attorney-in-fact of the undersigned with full power and authority in said agent and the attorney-in-fact to sign for the undersigned and in their respective names as trustees and officers of RAIT, one or more Registration Statements to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and any necessary or appropriate amendments or supplements thereto relating to the registration for resale of that number of common shares of beneficial interest, $.01 par value per share, of RAIT (the “Common Shares”) determined in accordance with the Assignment and Assumption Agreement dated as of December 11, 2006 by and between RAIT and Taberna Realty Finance Trust (“Taberna”) relating to the Amended and Restated Registration Rights Agreement, dated August 11, 2005, by and between Taberna, Friedman, Billings & Co., Inc., et al.

Name	Capacity With RAIT Financial Trust	Date
/s/ Betsy Z. Cohen Betsy Z. Cohen	Chairman of the Board and Trustee	December 11, 2006

/s/ Daniel G. Cohen Daniel G. Cohen	Chief Executive Officer and Trustee (Principal Executive Officer)	December 11, 2006

/s/ Jack E. Salmon Jack E. Salmon	Chief Financial Officer and Treasurer (Principal Financial Officer)	December 11, 2006

/s/ Ellen J. DiStefano Ellen J. DiStefano	Chief Accounting Officer (Principal Accounting Officer)	December 11, 2006

/s/ Edward S. Brown Edward S. Brown	Trustee	December 11, 2006

/s/ Frank A. Farnesi Frank A. Farnesi	Trustee	December 11, 2006

/s/ S. Kristin Kim S. Kristin Kim	Trustee	December 11, 2006

/s/ Arthur Makadon Arthur Makadon	Trustee	December 11, 2006

/s/ Daniel Promislo Daniel Promislo	Trustee	December 11, 2006

/s/ John F. Quigley, III John F. Quigley, III	Trustee	December 11, 2006

/s/ Murray Stempel, III Murray Stempel, III	Trustee	December 11, 2006